Exhibit 23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 26, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of the Clipper Fund(SM), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Los Angeles, California
April 25, 2005